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                                                     Filed under Rule 424(b)(3)
                                                     File No. 333-63153


SUPPLEMENT NO. 1 TO PROSPECTUS DATED SEPTEMBER 21, 1998
(AS SUPPLEMENTED SEPTEMBER 21, 1998)


                            PACCAR FINANCIAL CORP.

                         MEDIUM-TERM NOTES, SERIES I


PRINCIPAL AMOUNT:            $45,000,000
ORIGINAL ISSUE DATE:         9/28/98
MATURITY DATE:               9/28/99
INITIAL INTEREST RATE:       To be Determined
INTEREST RATE INDEX:         1-Month Libor
SPREAD:                      Minus 7.5 Basis Points
INDEX SOURCE:                Telerate page 3750
INDEX RESET FREQUENCY:       Monthly (28th of each month)
INTEREST PAYMENT PERIOD:     Monthly (28th of each month)
INTEREST PAYMENT DATES:      28th of Each Month Subject to Modified Business
                             Day Convention as Defined by ISDA
ISSUE PRICE:                 100.00%
PROCEEDS TO COMPANY:         $45,000,000
UNDERWRITERS DISCOUNT:       0.00%
DAY COUNT CONVENTION:        Actual/360

FORM OF NOTE (CHECK ONE):    Book-Entry                                    [X]

                             Certificate                                   [ ]

AGENT/UNDERWRITER:           Morgan Stanley & Co. Incorporated


DATED: SEPTEMBER 23, 1998


The Underwriter, Morgan Stanley & Co. Incorporated, has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.